Exhibit 99.1
Farmer Bros. Co.

Edited Transcript of Remarks From the
2013 Annual Stockholders’ Meeting held on December 5, 2013

Presented by:
Michael H. Keown, Farmer Bros. Co. – President, CEO
Mark J. Nelson, Farmer Bros. Co. – Treasurer, CFO
Jonathan Waite, Farmer Bros. Co. – Vice President of Coffee
Sarah Beaubien, Director of Corporate Sustainability

Mark Nelson - Farmer Bros. Co. – Treasurer, CFO

I will now turn the meeting over to CEO and President Mike Keown, but before we begin, I would like to remind everyone of the cautionary language contained in the Safe Harbor statement.
Certain statements made during today's meeting that are not historical facts, such as those regarding our future plans, objectives, and expected performance, are considered forward-looking statements under federal securities laws. While we believe these statements are reasonable, they are subject to various risks and uncertainties and the actual results may differ materially from our projections and expectations.
These risks and uncertainties are discussed in our reports filed with the SEC, such as our periodic reports on Forms 10-Q and 10-K and our other SEC filings. You should consider these factors when evaluating our forward-looking statements. Our forward-looking statements represent our outlook only as of today, and we disclaim any obligation to update these statements except as may be required by law. Mike?

Mike Keown - Farmer Bros. Co. - President, CEO

Okay. Good morning. Well, that was an interesting start. I didn't see that one coming. I'm really excited to be here today. And in all seriousness, with respect to the individuals who had some comments and concerns, if we don't address them now my commitment is to meet with you at another time. We have a board meeting right after, and I look forward to hearing that in greater detail, what the concerns are, but also to share with you the progress the Company is making because I think it's really important you understand what we're doing now versus what might have happened before.

Farmer Brothers®

2013 Annual Stockholders Meeting

December 5, 2013

The Company has clearly gone through a dark time, right? Lost $70 million or so just a few years ago. I don't know what it was like and, for the most part, the management team we're building and the leaders that we're building don't know what it was like then. However, we're committed to pick it up, in many cases rebuild it, and rebuild the organization that many of you were part of for so many years. So, that's fair.

I'll move on. So, first, let me offer a welcome to Chuck Marcy and to Chris Mottern. We're very excited to have you here. These are tremendously talented individuals and even better people, frankly, and I think they will work with the current strength of the board to provide the stewardship that I know you all want. So, if we could, welcome, gentlemen. We're very excited to have you.

Agenda

- Key Message Points
- Farmer Brothers Business Overview
- Recent Accomplishments & Challenges
- Strategy Evolution
- Aligning Performance to Create Stockholder Value
- Financial Overview for FY 2013 and Q1 2014
- Spotlight: Coffee Sourcing/Quality & Sustainability
- Questions?

Farmer Brothers

2

What I'm going to attempt to do today and what my team is going to do in the next 40 minutes or so, is to give you an update on how we're running the business. For those of you who are newer shareholders, we're going to warm up with a little bit of key message points, then I want to give you an overview of the Company as it comes to us today, then we're going to move into an overview of some of the challenges we face, some of the accomplishments we've had.
I want to give you an update on our strategic plan. Much of this is similar to what those of you who were here last year saw. And I'm just going to try to do a few things which bring to life how we are creating shareholder value for you and how we plan to do more of it in the future and restore some of the cultural touchstones that several of you commented on before.
I'm going to turn the meeting over to Mark, who will give you a quick update on the financials and the progress we're making there. And then, I'm really excited for the next two points. We're going to try to bring to life what we call the power of Farmer Brothers in two case studies.
The first one will be led by Jonathan Waite. And Jonathan, as many of you know, has perhaps the worst title in the Company but a broad array of capabilities and responsibilities in coffee sourcing, R&D, quality, and regulatory. And he's done a fantastic job of bringing together the pieces of the acquisitions. So, how do we combine Portland? We really don't use the term CBI as much anymore; it's really the Portland facility - some very talented and capable people up there, with the folks in Torrance and the folks that came through the Sara Lee DSD coffee business acquisition.
And then we're going to turn it over to Sarah Beaubien, our Director of Corporate Sustainability, who is doing much the same in her world of connecting well-meaning and high-performing employees in a new and different way to be more effective in the marketplace. Then, we'll go to questions, and I have a suspicion there will be several. Thank you for nodding so quickly.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this presentation, including, but not limited to, statements regarding the development and growth of our business, our intent, belief or current expectations, primarily with respect to future operating performance and the products and services we expect to offer and other statements contained herein regarding matters that are not historical facts are "forward-looking statements" within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates, and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like "anticipates," "feels," "estimates," "projects," "expects," "plans," "believes," "intends," "will," "assumes," and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Stockholders and other readers should not place undue reliance on the forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, and changes in the quality or dividend stream of third parties' securities and other investment vehicles in which we have invested our assets, as well as other factors described from time to time in our filings with the Securities and Exchange Commission.

3

Okay, we're going to dispense with the cautionary statement and jump right into some key message points. So, we think we're fundamentally a better Company now than we were last year, and you're seeing some of that in the market. In the first quarter, we were proud to have the best first quarter that the Company's had in about 10 years and positive profitability for the Company.

Key Message Points

1

- Overall, we continue to make progress in improving the Company's financial results, with the operating income in Q1 of FY14 the highest in more than ten years. We are building a company which we believe will continue improving, but we have a long way to go.

2

- We have spent considerable time finishing recent integrations. This completion of integration has leveraged our specialty coffee capabilities, lowered costs, and attracted major customers. Our share on National Accounts is low, and we are working to increase this share.

3

- We have made several important improvements in our performance management process to better link each employee's performance to improved results and shareholder value.

4

- We are developing a leadership reputation in sustainability/coffee sourcing which is proving to be beneficial to our business.

Farmer Brothers

4

We think that some of which you might be seeing in the stock price, and our intent and my expectation is that that momentum will continue on into the future. So, we've got a long way to go, but we think we're on the right path to rebuild what some of you have talked about, but also with an eye to compete better in the future.
We've spent a lot of time on the integration, and this is where the power of Farmer Brothers concept comes together. We're combining the organization in ways which will create value for you and allow us to better compete in the future. That could be areas like looking at our supply chain as one as opposed to three disparate plants, looking at R&D as one group, and so forth, and so many ways that you'll get a sense of today.
As we do this, we're finding it's very appealing to our customer base, especially as customers want more and better partners to drive their coffee business. You might have seen we've picked up a few notable customers on a larger scale, but we're just as proud of the smaller people that we're picking up as well and move that forward. And you'll get a sense of that today, particularly in Jonathan's presentation.
I'm going to just give you a few slides on performance management, but we have completely overhauled how we set objectives, starting with the board, how they cascade through me, frankly, and the senior team and down in the organization, and allow people a clear sense of what's expected to them -- expected of them, excuse me, but also, as we achieve objectives we can celebrate that success moving forward. And under the human resources group, we've done a really good job, but we've changed a lot to try to ensure that what we do every day is creating value. And then, the last area is around our reputation and sustainability in the coffee industry, but I'm going to save that for Jonathan and Sarah; they'll hit that one very hard.

Farmer Brothers Overview

A leading manufacturer, wholesaler, and distributor of coffee, tea, and culinary products

- Founded in 1912
- Today, one of the country's largest direct store delivery (DSD) coffee companies

Differentiated business model

- One of the most complete local, regional, and national DSD networks in the coffee industry
- Low-cost production capabilities at all three quality tiers
- Substantial knowledge of coffee sourcing, procurement, roasting, and blending.

Experienced and motivated management team

- Significant experience across consumer branded, packaged good, and beverage companies

FY13 Revenue - $510M

Other Beverage 10%
Tea (Iced and Hot) 5%
Spice 6%
Coffee (Frozen) 7%
Culinary 12%
Coffee (Roast and Ground) 60%

5

So, let's warm up with a little bit on the business. We are now more than $0.5 billion in revenue, as you can see here. Many of you know the history. Our major emphasis is on coffee, but we also believe we have opportunity in spice, in tea, and so forth. And as we better connect the organization, our expectation is those businesses will grow and thrive at a higher level as well.
Several of you have raised questions on our business model. Simply put, we've got unprecedented national reach in our DSD business. We also have the ability, though, to make almost any type of coffee and deliver it any way a customer wants. That could be through a distribution center, it could be through our DSD group, it could be both. And we have customers who do that. We have customers who demand certified coffee, and we'll talk about that -- Rainforest Alliance or free trade and so forth. We can do that. And we think we can do it in a way that gives us a special place in the industry, and one we're really just beginning to leverage.
The last area I'm going to talk about here is the management team here. I hope for those of you who haven't met some of the new faces here you take the time to do so over the course of the morning and over the course of the years. I think we are building a team that's got some tremendous experience and legacy, folks like Tom Mortensen, who I dare say was almost an old face, but I've learned not to say that, a more experienced face I think is how we phrase that in this day and age. And then, newer people as well.

FY13 Accomplishments to Promote FY14 Growth

- Increased revenue by 3% while expanding gross profit margin by 260 basis points.
- The Farmer Brothers brand returned to growth behind the expansion of the Artisan Collection, our first specialty coffee sold through the DSD system.
- Further streamlined organization to meet enhance profitability – operating with 19% lower headcount than at time of 2009 Sara Lee DSD acquisition. The Senior Management Team is 33% smaller.
- Restructured Operations to better achieve system synergies. As part of that, closed LA Refurbishment Center, consolidating that work into the Oklahoma City location.
- Reduced operating expenses by nearly 15% over two years as a result of integration efforts. FY14 JDE implementation could help provide future reductions.
- Implemented a comprehensive hedging strategy to help smooth the impact of the recently volatile coffee markets.
- Increased product breadth, technical expertise, and marketing and sales capabilities, leading to increases in revenue per customer.

Farmer Brothers

6

So that's a little bit about the business. Let's talk about some accomplishments. So, we're back to driving revenue. In the year, revenue was up about 3%. We've driven some margin in the business through an assortment of initiatives, whether it's better sourcing, running our supply chain better, cutting costs across things, we're seeing margin progression, which is allowing for profit to fall to the bottom line. In the first quarter, you saw that accelerate pretty dramatically, and we think that's because we're attacking the fundamentals of the business better and better.
We are streamlining the organization. Several of you commented on the acquisitions. From where we were with the Sara Lee DSD coffee business acquisition, the total organization is about 19% smaller, the senior management team is about 33% smaller. So, we're trying to create better jobs for individuals where they can make a better contribution to the business, and we can compete very efficiently.
One area of that has been in operations. We are connecting our plants and our distribution centers better. We are not yet there, and we're in the process of implementing JD Edwards as a common platform to allow us to plan better, execute better, lower costs, while we bring on more volume. And what's not up here is in the last year we've been able to bring on some fairly large and some of the most demanding customers in the space. We're not going to go through specifics, but what the operations team has done to deliver efficiency and bring on high quality partners has been absolutely fantastic.
We're going to continue that process by aligning our plants under one individual. Jose Ramirez is in the back. He works for Mark Harding. Jose now can move volume between the plants as the Vice President in charge of that. He can see plants and do such that we better drive our customer's business and we better drive our business. So, Jose recently picked that up. Congratulations, Jose, it's really exciting -- a really exciting prospect for the future.
Okay. Let's keep going. I'll pick up the pace a little bit here. Operating expenses are down about 15% over the period, and we're continuing to work more and more to ensure that where we spend and how we spend is in the best interests of you all as the shareholders.
Two other areas I'm going to touch on briefly, and Jonathan will hit these, one, we have a very good hedging strategy now. So, we see the cost of coffee better. We're not going to explain what that is; we think it's a source of competitive advantage. And certainly, larger customers are coming to us to say, "Help us do this," so we must be doing a pretty good job.

And then, the last area is around product quality. Frankly, some of our products weren't so good in the past. We've re-launched a tea that tastes better than the competition’s. We're in the middle of an iced coffee revitalization. And some of our coffees could have been better. And this is bringing R&D, marketing, sales, and the plants together in a way that we ensure our products are at the peak of freshness and they taste good, and I'm pleased with the progress there. So that gives you a snapshot on some of the accomplishments that are driving the business.

Experienced Management Team

Name	Title	Prior Experience	
Mike Keown	President and Chief Executive Officer	WhiteWave Foods	P&G
Mark Nelson	Chief Financial Officer, Treasurer	Newport	GE
Mark Harding	Senior VP of Operations	Smart&Final	ICA
Tom Mortensen	Senior VP of Route Sales	Farmer Brothers	
Scott Siers	Senior VP of National Account Sales	McLANE	pepsi
Pat Quiggle	VP, Human Resources		GE
Tom Mattei	VP, Corporate Counsel	weintraub tobin	LATHAM&WATKINS LLP
Rodney Naylor	Senior Director, Marketing	MARS incorporated	The Schwan Food Company

Note: The marks displayed above are the properties of these companies. Use in this presentation does not imply endorsement of this presentation.

Farmer Brothers

7

In terms of the management team, you've already been introduced to them. What I like about this team is it's a great blend of more familiar faces and newer faces, and that's something we want to continue. We have people from different companies, different categories, both large and small. Some have been through turnarounds; others have worked in very high performance organizations. So, you see a blend here from folks like Tom Mortensen, who's been with the Company for so long, and newer people like Mark Nelson, who's got a pedigree at GE but has also been in a very dynamic business in largely the tech space.
So, I won't drain that slide, but I hope you get a chance to meet this team and some of the people under them, both new and some of the ones who have been around. I think you'll find that we're coming together and building what we call the power of Farmer Brothers.

Farmer Brothers

Industry Drivers: Cautiously Optimistic

MARKET STATUS

Financial challenges balanced by improving economy.[1]

Consumers

72% struggling/getting by

53% saving/buying basics

Foodservice

Improving economy driving growth in select restaurant channels

KEY DEMOGRAPHICS

Opportunity to target key groups[2]

BOOMERS

- Highest spending power
- Look for healthy options
- *Highest consumption: hot coffee & tea*

MILLENNIALS

- Rapid growth in number
- Look for quality & variety
- *Highest consumption: iced coffee & espresso*

HIGHER EXPECTATIONS

Consumers demand high quality & sustainability standards[3]

DDQ: Dunkin Donuts Quality

Serving premium quality, certified coffees.

COMPETITION

Strong competition in coffee market[4]

- Revitalized coffee products in coffeehouses
- New brew methods, engaging consumer interest
- Strong coffee & tea competition in foodservice

Sources: [1]Technomic "Consumer Survey" 2013 US Census Bureau "Total Eating & Drinking Place Sales [2]Technomic "Generational Trend Report" 2013, Datassential "Coffee & Tea Tracker" 2013 [3]www.dunkindonuts.com. The marks displayed in this quadrant are the respective trademarks or certified marks of, DD IP Holder LLC, Rainforest Alliance, Inc., and Fair Trade USA [4]www.starbucks.com, www.greenmountaincoffee.com, www.sdcoffeetea.com . The marks displayed in this quadrant are the respective trademarks or certified marks of Starbucks Corporation dba Starbucks Coffee Company, Green Mountain Coffee Roasters, Inc., and S&D Coffee, Inc.

8

Okay. I'm going to shift gears now and just talk a little bit about our industry, what's going on, and this will lead to a discussion around our strategic plan. So, I'm going to hit some of this quickly. I'm going to start in the upper left corner. What's the economy like? Well, it's mixed right now. On the negative side, household incomes in this country are still about 6% below where they were in 2008 at the start of the Great Recession. That is impacting foodservice sales. And what we're finding, though, is that there are pockets of growth, so it's really important we play in areas that are growing and are very careful about how we continue to go into areas that may not be growing over time.
Another interesting trend is in demographics. So, much like there are pockets of opportunity from a channel standpoint, there's a yin and yang going on around how people drink their coffee. I'm a boomer; I tend to like my coffee black. I'm seeing some head nods, that is demographic. Younger folks drink it differently. Often, a younger consumer will come into the place with iced coffee. Coffee is defined as something that's cold and sweet and it's creamy and that's how it comes; it's not inherently something that's hot and black that I might put stuff in. And you'll see our strategies embrace that.
Espresso is another area where it's really important that we understand how our products play, because the coffee category is changing in many, many dynamic ways. There are significantly higher expectations regarding sustainability. And we all see it, we touch it in everything. I'm really proud of the progress that we've made in becoming a more sustainable company. I think we're in the top tier of coffee companies, but there's so much more to go in that area, and I'll let Sarah speak to that in just a little while.
And then the last area I'll talk about is competition. Coffee categories have always been very competitive, and it's not getting any easier at all, whether it's large competitors like Starbucks or smaller, coffee is a growth business and it's a very profitable business in the foodservice space, and we expect that will continue. So, a real mixed bag.

Coffee and Tea Markets Continue to Grow

Segment Growth

Foodservice

- 1 to 2% sales growth in nearly all segments through 2014
- Core foodservice customers stabilizing

Retail

- Total coffee = $8B
  - 17% growth in 2012
- Total ground bagged coffee = $1.5B
  - 10% growth in 2012
- Private brands = 10% share ($150M)
  - 15% growth in 2012[4]

Consumption Growth

Coffee

- $53B foodservice sales
- 4% CAGR through 2015 (foodservice)
- Total consumption increased 5% pts from 78% to 83% (2012 to 2013)
- Specialty coffee moves mainstream, accounting for 43% of coffee cups[2]

Tea

- $8B foodservice sales
- Tea consumption growing (+4%), soda declining (-1%) through 2015
- Consumers looking for healthier alternatives to soda[5]

Sub-Category Growth

Iced Coffee

- $6B foodservice sales
- 6% CAGR through 2015 (foodservice)
- Highest growth among coffee types

Espresso-Based Drinks

- $15B foodservice sales
- 4% CAGR through 2015 (foodservice)[3]

Single Cup Coffee

- $2.3B retail sales, outpacing bags
- 51% growth in 2013
- Ownership of single cup brewers increased 2% pts to 12% in 2013[6]

Sources: [1]Technomic "Wallchart" 2013, Technomic "Marketing & Sales Leaders Forum" 2013 [2]Technomic "Away From Home Beverage Marketplace" 2013; National Coffee Association "Coffee Drinking Trends Report" 2013 [3]Technomic "Away From Home Beverage Marketplace" 2013 [4]Daymon Worldwide/Nielsen "Topline Coffee Trends" 2012 [5]Technomic "Away From Home Beverage Marketplace" 2013 [6]Symphony IRI - InfoScan US Multioutlet 52 Weeks Ending Oct 2013, National Coffee Association "Coffee Drinking Trends Report" 2013

Farmer Brothers

9

Let me shift gears and get a little deeper into coffee and tea. So, if you look at total foodservice sales, and I'm in the upper left corner, for the first time in a few years people are eating out a little bit more. It's almost growing 1% to 2% depending on the data point you use, but pretty sluggish. Coffee is a bright spot. Coffee in this country in foodservice is a $53 billion business; it's growing at 4%, a little bit more than total.
And again, there's a dynamic of different pockets of growth in decline. Specialty coffee is growing, and that's why we launched the Artisan Collection by Farmer Brothers™ so we can better compete there. Iced coffee is growing, and we'll talk about that later, a huge opportunity. But having good products and a good channel strategy is essential, and I'll pay that off for you, or at least give you a sense of how we see it in just a few slides.
When you move to the -- oh, one other aspect I'll touch on is the growth of the cup business. Some people have asked about that, and I will share a little bit more of how we want to continue to play there. Frankly, I'm having a discussion with the board, who wants to know what our plan is in single cup and how that evolves in a few hours. So, forgive me if it's a little bit light; I want to get them a line to it before we go prime-time.
The other growth area is tea. So, tea, the consumer dynamic is really interesting. Consumers, particularly young, are moving away from carbonated soft drinks; they're drinking more tea. And we're really trying to take advantage of that with an improved tea program. We've rolled out under the Farmer Brothers brand, I think, some great teas. They tested better than competition and we're beginning to see that growth now, where I believe roughly eight of our regions are growing. There are a couple of competitive spots, but I'm confident that that's going to continue to be a source of growth and value creation for all of us.

Farmer Brothers' Strategy

Farmer Brothers

Strategy #1: Grow the Street Business	Strategy #2: Create Strategic Partnerships	Strategy #3: Develop Asset Strategy and Attack Costs

• Drive the "Power of Farmer Brothers"
• More training to improve selling skills
• Drive consistent profitability – address low & unprofitable runs
• Open profitable branch in the SE as learning lab
• Add routes in SoCal/Denver as tests
	• McDonald's
	  – Quality
	  – Sustainability
	  – Innovation
	  – Logistics
	• Harris Tea
	• Smuckers – liquid coffee
	• Bay Valley – cup/pod
	• Good West – iced coffee
	• Single-Serve coffee beverage/TBD
		• Review plant/DC base
		• Refine corporate sustainability plan
		• Review fleet strategy
		• Implement technology solutions to lower costs and drive effectiveness
		• Optimize inventory across system
		• Review hedging strategy
		• Continue brand/SKU rationalization
		• Reduce operating expenses

10

Okay. So, how are we reacting to those trends? I'm just going to touch on a few. Many of you have seen these strategies before, so I'm going to start at the top. We need to reinvigorate our route sales business. It's the bread and butter of what we do and roughly two-thirds of the business. Here's what we've done in the last year, and it may surprise some of you. We've worked together to train 1,000 of our employees, so you'll see some of us with a coffee and tea expert certification.
It was a tremendous undertaking, it really was - the whole Company pulling together to make sure that our sales people understand coffee at a high level to sell the world's best coffee - and we think we're making the world's best coffee. A tremendous undertaking and we're continuing to invest in improving our route sales people, in particular in their selling skills. That is ongoing and we're excited for what that might bear.
We've got some new tools to help us see profitability by branch and route. And we're just in the infancy, but we think we can arm our field sales people to help us understand in a market like Denver, which might be doing extremely well but have a couple of routes that are under performing, and see that and be able to train and work with the people to bring those up.
We're also going back on the offensive and adding routes. So, we've added a branch in Charlotte that's performing very well. We're in the process of adding some other routes in the West. And we want to find a model which will help us grow by investing in growing that route business. The last area we'll come to is technology, but I'm going to save that.
Bucket two is creating strategic partnerships. We don't talk about many of our larger customers, but the metaphor I would offer is for these larger customers, they don't want to be sold, they want to be partnered with. And that means high quality, sustainability, logistic excellence, innovation, all coming together in a way that drives their business. McDonald's is a good embodiment of that. There are other customers as well that we're working with right now, and you're seeing that in the financial progress that we're making. Other examples of partners we're developing, Harris in tea, Smuckers in frozen coffee or liquid coffee, and Bay Valley, which is a division of TreeHouse Foods, where we partner up for cups, largely around private label cups.
I'm going to move on to asset strategy and just hit a couple of things. As we see our supply chain as one, there's enormous opportunity to improve effectiveness and reduce costs. So, what does that mean? Some of the things we're doing are looking at areas like our inventory, and we're still finding a way to identify the right level of inventory. We don't want too much, but we certainly can't have too little and not meet our customer's needs.
Another area would be number of SKUs. So, I don't know if anybody knows what a SKU is; it's an item we make and sell. When we finished the Sara Lee DSD coffee business acquisition, we had 6,500 SKUs. 6,500, that's a lot. And particularly for the supply chain folks, many of those SKUs kind of gummed up the supply chain. They're low margin, they're low volume, they're tough to run. We're on the path to cutting that in half to roughly 3,000 items, and we think there's more. We have too many blends that taste almost identical that make it really tough for our plants to run for no benefit when we can combine them, and we're working through that. Okay?
I am going to shift gears a little bit and talk about how we're aligning people's performance. This gets to some of the questions raised earlier. We're trying to set clear objectives, starting with me, board approved, and working throughout the organization to ensure people know how they're evaluated so they can know how they're compensated. And ideally, we're celebrating the success that goes with that. And I'm going to dive deep in that in just a second.
I think I've already touched on strategy five, it's around driving high growth categories. That's iced tea, iced coffee, espresso, specialty coffee, and so forth. The next is really around driving product penetration. We sometimes have thought about the businesses

-- coffee, tea, and so forth -- but we want to make sure that we're driving more to each customer. Many of our customers just buy coffee, so why can't we sell them tea? Why can't we sell them spices? And how do we work together across categories to make sure that happens?
Frankly, as part of the Sara Lee DSD coffee business acquisition we took on some unprofitable larger customers. And we've, I think, largely remedied that, but we want to be very vigilant that we're not taking on customers just for volume, but because they're actually driving shareholder value. And then the last area is around profitability and national accounts.

Nationwide Distribution Network

- 6 distribution centers and 117 branch warehouses

Distribution center
Manufacturing facility
Branch

Farmer Brothers

12

Okay. I mentioned how we see our supply chain as one. Let me bring it to life very simply. In the past, Portland was run as a stand-alone company. You've heard of CBI. It wasn't well integrated. Now we're seeing -- the little smoke stacks, by the way, are plants, the trucks are distribution centers, the dots are branches. We're running and pushing volume back and forth to have the lowest possible cost and the high possible customer satisfaction. Okay?

Investing in the Future

Coffee, Tea & Spices
FarmerBros.com
Farmer Brothers

UPGRADING PRODUCTION:
Adding state-of-the-art roasting and packaging equipment lines in Houston and Torrance facilities.

BUILDING & UPGRADING THE BRAND:
Integrating our brands under a strong leading company brand, simply: **Farmer Brothers.**

LOADING THE TRUCK:
In September 2012, we launched a new line of specialty coffees, the Artisan Collection™ by Farmer Brothers, and in March 2013, we introduced Farmer Brothers premium flavored iced teas.

LEADING WITH EXPERTISE:
Focused training for all regional sales personnel – over 1,000 representatives and sales professionals – on specialty coffee and tea.

Farmer Brothers

13

Areas we're investing in, I think I've already touched on most of these. We've added some new lines to make sure that we've got the right production capability, especially for these demanding customers. We are working to make sure that the routes have the best possible coffee to allow them to compete and for us to compete in the industry. We've talked a little bit about the brand, and I want to share an interesting factoid.

Farmer Brothers

Developing Model to Win New Customers

Industry Leadership

Paul Thornton, President, SCAA

Connections at Origin

Large scale direct trade program in 6 countries

Risk Management

Innovative hedging tools

National DSD

Unparalleled reach in 48 states

QC & Product Development

State-of-the-art SCAA-certified coffee lab

National Customers

Market Insights

Relationships with Datassential, Nielsen, Symphony IRI & The Hartman Group

Innovation Lab

Public Domain® Coffee House in Portland, OR

Sustainability Programs

Co-Founder: World Coffee Research

Dedicated Account Management

Vendor of the Year at Sheetz & Target (2010) Einstein Golden Bagel (2012)

14

When you look at the Farmer Brothers brand altogether, the products that we sell under Farmer Brothers, it's growing for the first time in years. And out of respect to some of the comments that were made earlier, we're investing in understanding what the Farmer Brothers brand means, that it's in the marketing, it's in the sales, and so forth, and we're proud. Because for too many years the brand has languished and you're seeing that turn around. For the first time in years we're growing share, and I think that comes from a respect for the brand and the Company and what we deliver every day.
Okay. To shift gears quickly, national customers. Several of you have asked, "How do they buy? How do they work?" I think when Jonathan and Sarah are done you'll see this, but they really see us now as a company that can hedge, that's at the gold standard of sustainability, that has a learning lab in Portland called Public Domain. I hope you had a chance to meet the barista who is out serving coffee. We've got great baristas, and we're turning that into a learning model versus just a cost center.
And it's being very well received by larger customers, whether regional, national, or independent and we actually try to make sure that as we buy coffee for them -- that's where hedging comes in -- that we're working with them to buy coffee at the highest quality, at the best possible price. And when we do that well -- and I don't think there are many people who are doing it well out there -- we're an enormously compelling company for the largest customers moving forward.

Building a High Performance Culture

We are focused on restoring the culture of Farmer Brothers

KEY STRATEGIES

Strategy	Description
Completing Integration	• We are now one company. We are aligning work and processes across the entire company.
Strategy Communication	• Ensuring all employees know where we are going, key strategies, and their role.
Setting Expectations/ Evaluations	• Ensuring all employees have a clear idea of what is expected & how they will be evaluated, tying to the Annual Operating Plan & creating shareholder value.
Rewarding Success/ Accomplishment	• In addition to performance reviews, we have added a program to celebrate quarterly and annual accomplishments which set a new standard.

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Okay. Building a high performance culture. I'm going to go a little bit off script to address some of the questions that were raised earlier. Frankly, a couple of years ago we did an employee survey, and it was pretty bad. Participation was low, the feedback was not good in areas like senior management, where the Company's going. This was about 2000 -- help me, 2011 was when the survey was done? Was that it? Okay.
As the management team has come in, we've seen participation more than double. We've seen employee feedback being valued, roughly triple, and we're just in our infancy. Frankly, the scores aren't good enough about where we're going. And I share that and I'd be happy to go into as much detail per the comments earlier around that because we take it very seriously.

I wanted to share some other things that we've done. We've re-established the tenure awards for employees. So, one of the things that had happened is we had employees who had been around 25, 30, 35 years. At Farmer Bros., you could even go longer, all the way to Guenter Berger, up at 53 or so. And we've brought back those awards to celebrate the time spent in the organization and the accomplishments of those organizations.
We've started the Brew Awards, which are done quarterly but also annually, to allow employees to send in the success that they see among other employees and for us to acknowledge it both publicly but also with financial stipends. And, we're going to have that done annually to celebrate the values that so many of you referenced earlier. Okay?

Management Process Aligning with Key Stakeholders

3-Year Strategic Growth Plan
Annual Operating Plan
Annual Objectives
Quarterly Priorities
Performance Evaluations
BOD Approved

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So, we think we're bringing some of those things back as we work on a better performance plan. And let me share the model for that moving forward. So, here's what we do now. In the spring, I sit with the board and get their alignment on a three-year strategic plan with financials and so forth, and I can promise you those are pretty free-flowing meetings, for lack of a better term. But what we try to do is really establish a sense of where the Company is going. That translates to annual operating plans. These are a little more metric-driven, and that's around how I'm evaluated, the rest of the team, and the rest of the Company. The board approves that with the duty to ensure that those plans drive shareholder value for all of you.
Then, the ball comes to management, and we translate those into annual objectives across the organization, we'll be establishing quarterly priorities, and that becomes the basis for performance evaluation. Because what had happened is a few years ago people weren't getting performance evaluations, and when that happens it breeds fear, it breeds discontent, and it's not very good to drive the organization forward.

Evolution of the Performance Management Process

2013 PA & 2014 Goal Process
Goal:
100% Completion
2012 PA & 2013 Goal Process
99% Completion
Success Factors:
Management Support, Live Training Sessions & Tools
2011 PA & 2012 Goal Process
>50% Completion

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17

If you go back before 2011, to be kind, less than 50% of the employees had a performance review. That breeds some of the behaviors that were referenced earlier. If you don't know what's expected of you, it's tough to come to work every day. And the shareholders begin to wonder, "What are you doing?" and so forth. And my belief is that's what drove some of the results over that era.

Recently, we've had 99% of employees with a performance review. I think that's what's also driving morale and so forth. I think it would be really hard to come to work and not know what's expected of me. Do you think that would breed fear around when you got your performance review? Absolutely. We're trying to move away from that and make sure that, starting with the board, we're all marching to the same beat of the same drum and doing what's right to generate the returns that you want from us. And we're going to continue to come forward on that.
Let me shift gears to a couple of other issues that were raised earlier in this regard. We have brought back raises the last two years in a row. We've brought back raises across the organization. It does vary by some because we have some collective bargaining agreements that were pre-existing, but, of course, we honor those moving forward, and our hope is to continue to push to higher levels of profitability, which will allow us to reward all employees the same.
In terms of compensation, we've got a pretty in-depth program, where we try to benchmark in the industry what competitive compensation levels are and then follow those, aiming to bring in talent to continue the turnaround of the organization, but also not to pay more than necessary. We've got a pretty elaborate plan to do that, and I would love to spend time with anybody who would like to see that in more detail; I think you'd find it pretty eye-opening, pretty data-based, and based on performance as well.
Okay. That's a little more time than I wanted to spend, but I wanted to make sure we brought some sense of closure around what we're doing and why, because I think it's really important you understand. I'd reiterate, my commitment is to spend the time necessary with those of you who still may have issues, but time does preclude us from doing that today. And I'll finish by saying I'm very confident we're a much better company than we were three years ago, we're a much better company than we were last year, and we'll be a much better company in the future.
With that, I'm going to turn it over to Mark Nelson, and we'll try to pick up the pace a little bit. Thanks.

Mark Nelson - Farmer Bros. Co. - Treasurer, CFO

Revenue Growth Trend

$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$ - (millions)
Acquisition of CBI
Acquisition of SL DSD (coffee & Tea)
$216.3
$266.5
$341.7
$450.3
$463.9
$495.4
$510.0
FY07
FY08
FY09
FY10
FY11
FY12
FY13

CBI acquisition – April 2007; Sara Lee DSD acquisition – February 2009

Fiscal Year end June 30

19

Thank you, Mike. Okay. I will try and move through this with some pace, kind of back in my comfort zone, I can talk about numbers. So, this is a seven-year chart of revenue, and you can see very clearly where our revenue has been impacted by acquisitions.
The acquisition of Coffee Bean International and then the Sara Lee DSD coffee business acquisition caused pretty good revenue growth through that period. And then, since 2010, the steady state has been about a 4% compound annual growth rate. So, it's been growing at a pretty regular clip. When we talk about the first quarter, you're going to see another kind of a sign change where that revenue growth accelerates again.

FY13 Financial Performance vs. FY12 & FY11

Net Sales
$520
$480
$440
$ - (millions)
$463.9
$495.4
$510.0
FY11
FY12
FY13
Operating Expenses
$240
$210
$180
$ - (millions)
$227.9
$195.0
$195.2
FY11
FY12
FY13
Operating Profit / (Loss)
$0
($40)
($80)
$ - (millions)
($70.4)
($22.1)
($4.1)
FY11
FY12
FY13
Net Profit / (Loss)
$0
($30)
($60)
$ - (millions)
($52.0)
($26.6)
($8.5)
FY11
FY12
FY13

Fiscal Year end June 30

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But this is kind of the historical precedent of the revenue growth. And when you look at what does that translate into, the ramping sales, combined with operating expenses, which did drop and have kind of leveled out a little bit. Some of the expense, the operating expense that you see in the top right quadrant is for fiscal '13. We had about $3 million to $5 million of expense come through things like Super Storm Sandy, and that really impacted our Moonachie, New Jersey distribution center. We did a lot of investment in the training for tea. We experienced some heightened workers compensation expense. But these all came together. We wanted to really continue to drive, and we will continue to drive that expense number, but just the combination of those ramping sales and dropping expenses really drives operating profit.
And in this graph, below the line is not good and we're gradually getting to the point where the operating profit, or loss in this case, $70 million in 2011, we closed the gap all the way up to $4 million in 2013. So that's a really good trend and operating profit. And net income, which is the next chart, same trend, same trajectory. And that's very important. That produces the cash flow that we need to do the investment and to address how we deploy that cash throughout the organization.

Solid EBITDAE Growth

Reconciliation of reported net loss to EBITDAE and Adjusted EBITDAE:

	Year Ended June 30,		
	2013	2012	2011
Net loss, as reported	$ (8,462)	$ (26,576)	$ (52,033)
Income tax benefit	(825)	(347)	(13,396)
Interest expense	1,782	2,137	1,965
Depreciation & amortization expense	32,542	32,113	31,758
ESOP and Share-based compensation expense	3,563	3,287	3,825
Impairment losses on goodwill and intangible assets	92	5,585	7,805
Pension withdrawal expense	—	4,568	—
Other, net	4,965	4,117	(4,191)
EBITDAE	$ 33,657	$ 24,884	$ (24,267)

EBITDAE is a non-GAAP financial measure*

* In addition to net income (loss) determined in accordance with GAAP, we use certain non-GAAP financial measures, such as "EBITDAE," in assessing our operating performance. We believe this non-GAAP financial measure serves as an appropriate measure to be used in evaluating the performance of our business. EBITDAE as defined by us may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. Please refer to our Form 10-K for additional disclosure relating to this non-GAAP financial measure.

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21

EBITDAE, you see this in our 10-K, is a measure of cash flow; it's another way to look at cash flow. And you can see that this is also improving quite dramatically -- $24 million EBITDAE, that's a consumption of cash number, growing to $25 million in 2012 and then about $34 million in 2013. The big driver of this and the thing that we are working on each and every day is to reduce that net loss. As net loss continues to shrink,we hope to eliminate the brackets.
We will continue to drive better and better cash flow performance to turn this Company into a more profitable enterprise. EBITDAE is a non-GAAP financial measure. I'll just say that in case anybody wants to hear about GAAP, they can go online, it's pretty dull reading.

Q1 Financial Performance (FY14 vs. FY13 & FY12)

Net Sales
$ - (millions)
$140
$125
$110
$121.2
$119.2
$128.6
Q1 FY12
Q1 FY13
Q1 FY14

Operating Expenses
$ - (millions)
$48
$45
$42
$44.0
$46.0
$46.6
Q1 FY12
Q1 FY13
Q1 FY14

Operating Profit / (Loss)
$ - (millions)
$4
($1)
($6)
($4.3)
($1.4)
$2.9
Q1 FY12
Q1 FY13
Q1 FY14

Net Profit / (Loss)
$ - (millions)
$6
($2)
($10)
($7.3)
$3.0
$1.8
Q1 FY12
Q1 FY13
Q1 FY14

Fiscal Quarter end September 30.

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Q1 financial performance, now this is really where you can see a different snapshot. The sales in the first quarter of '12, the first quarter of '13, and then you see this big spike in the first quarter of '14. That's about an 8% increase over the prior-year period. It's really impressive. We're really starting to hit traction with a lot of the work we've been doing in national accounts and in DSD, and this is helping to drive that increase in sales.
Operating expenses slightly up in the quarter over the prior year, but a lot of that has been volume-driven. We're running to add volume very aggressively, so there's some temp labor and other costs in there. But what this really -- the combination of the two produced that exceptional operating profit result we saw in the first quarter.
Mike referenced it was the best first quarter we had in over a decade. So that's really excellent performance as well. You see that in the net profit line which has improved as well. So, this is really the trajectory we are striving to continue, and so that's the focus for the management team.

Strong Balance Sheet with a Focus on Asset Management

($ in Millions)	30-Sep-13
Cash and Cash Equivalents	11.2
Short-term Investments	20.4
Accounts and Notes Receivable, Net	42.8
Inventories	68.7
Other Current Assets	3.0
Net PP&E	90.2
Other Assets	11.9
Total Assets	***248.3***
Total Liabilities excluding Credit Facility	144.5
Credit Facility	20.1
Stockholders' Equity	83.6
Total Liabilities and Stockholders' Equity	***248.3***

- **Inventory – recorded under LIFO methodology**
- **PP&E - includes approximately 50 owned properties**

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Balance sheet. The liquidity has really been the question that most people have - do we have enough cash? The combination of our cash and cash equivalents and short-term investments, that's approximately $32 million.

We like to look at that as an offset with the amount that we have borrowed in our credit facility, about $20 million. So, from a very short-term focus perspective, just net cash, we have good liquidity. The goal is as we grow profit we will continue to add to our cash balance, and that continues to drive the health of the Company.
And that's all I had. I'm going to turn it over to Jonathan.

Jonathan Waite - Farmer Bros. Co. – Vice President of Coffee

Farmer Brothers®

Coffee/Tea/Culinary Department

A Strategic Evolution . . .

All right. Are we good here? Good morning, everyone.

Background:
"Talent, but Needing More Vision and Coordination"

- We source coffee from approximately 28 countries around the world and produce well over 50M lbs. of coffee annually.
- There was little integration of coffee sourcing, R&D, quality assurance, and regulatory after the Sara Lee/CBI acquisitions.
- Our customers and consumers demand excellence in quality, cost/value, and innovation and "freshness."
- However, we had a tremendous team that we believe is second to none in our industry.
- The challenge was to establish a compelling vision, identify core strategies, and build a structure that leveraged these strengths to deliver a great product.

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25

So, I wanted to take an opportunity to -- we've obviously as a Company done a lot in the integration field to bring all these acquisitions that we've done over the years. So, as you know, we did the Sara Lee DSD coffee business acquisition in '09 and the CBI acquisition in '07.
And unfortunately, as a Company, as we went through tough times and you saw the losses that you did and all those things that happened, we did not do a good job as a Company integrating everything, if you will, right? So, we wanted to take a moment today and highlight how that happened and how we were able to do that, starting with at least the coffee department.

So, here’s a little background on it. As a group, throughout all these acquisitions we actually obtained some really good talent. It was unfortunate, because it was fairly fractured and was based on where it was located plant-wise or office-wise -- Torrance, at the time, Chicago, those kind of things. So, we had a lot of talent, but it just wasn't being leveraged appropriately. And to be truthfully honest with you, it wasn't really allowed to be leveraged appropriately. We had leadership that would not let that happen, for whatever reason I don't know.
Here’s a little background on the coffee piece. Today, we source from about 28 countries. We do well over 50 million pounds annually across all three facilities. And as we've gone forward as a group, we've started to leverage the employees that we have moving forward.

Vision

Mission

To support and drive Farmer Brothers' business strategy through strategic sourcing, a quality mindset, innovation and product training, all while maintaining products that exceed our customers' expectations.

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26

We sat down as a department -- this is all coffee QA, R&D for the entire Company -- and we said, "What do we want to be as a department?" So we created a vision. And, of course, we want to be recognized as the actual leader in innovation, quality, and expertise for coffee, tea, and spice. And not only is that just the department goal, but the Company has a similar goal as well.
And our mission within that is to do everything we can to support the Company's business strategy through the things that we do, such as the strategic sourcing, maintaining the good, firm quality, and innovative R&D, and, of course, ensuring that our customers are happy with the product they're getting and that we're treating them well.

Main Department Functions: Overview

- Coffee Procurement
- Coffee Sustainability/Producer Relations
- Research and Development (Innovation)
- Food Safety and Quality Systems (QA Function)
- Regulatory Enforcement/Compliance
- Food Security/Traceability (FSMA Compliance)
- Coffee Education/Training

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27

So, as a result, over the last two years we have taken all these groups and kind of joined them together. So now, the department is a little more defined and we've divided it into some main functions. What you see here are the coffee procurement piece, so all of the procurement we do for coffee; the sustainability and producer relations, and that piece is partially what my group does and then partially what Sarah's group does; the research and development innovation piece.
So, a quick moment on that one. With research and development, it's been fairly fractured over the years, coffee versus spice, tea, culinary, all those other things. The culinary lab was handed off many, many times to organizations that it didn't actually make sense. At one time, they were actually overseen by marketing, and marketing didn't pay a lot of attention to them. Don't worry, Rodney that was before you, so I'm not calling you out there. So, we've taken that and we've located that under one group and so now all R&D is together.
Food safety and quality, again, every plant had its own quality standards. So, what did we do to bring that together and harness that? Regulatory enforcement also was fractured between the different facilities, so now we've brought that into one function. And with that comes food security and traceability, which, as hopefully many of you know, is becoming more and more important today.
And then, of course, coffee education and training - we have a large sales network force, but what service are we doing them if we're not training them appropriately? So that's a big thing. Tom Mortensen's got a big group and Scott Siers' got a big group, and some of them, more on Tom's side, have been around for so long that we've introduced all these products, and what job have we done to really teach them what that's all about so they can be out there and be the best sales group they can? So, that's one of the things that the department has developed and pushed out.

Key Objectives: Overview

- "Best in Class" coffee, tea, and spice resource.
- Lead the industry in innovation.
- Set the gold standard in quality.
- Gain a competitive edge by working directly with growers to maximize sustainability/traceability.
- Help drive sales growth through education and training programs, both internally and externally.
- Avoid turnover of critical players.
- Bring in new talent from the leading edge of the coffee industry.

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28

Some of our key objectives within the group- obviously, the best-in-class piece, very important, and not just within our group. We want to push that out, push that feeling out to all of the employees within the organization. Lead the industry in innovation. So, there are a lot of things going on. You see the pods and you see those kind of things that are -- the K-Cups that are happening out there, so we're behind the scenes in our R&D group and we're making sure that we're staying not only on top of things, but also coming up with ideas that our competition hasn't thought of yet. So it's very important.
Also, as Mike had mentioned, on the quality side, increasing that, right? So, we've always had a quality product. It's just what else can we do to make it better and really hit that note? So, when you look at the Company as a whole, you've got everything from low-end stuff that's price-driven that people really want, all the way to high-end micro-lots. And it's now leveraging our ability to get to those higher-end things that we didn't have before, where we're elevating our quality there.
Working directly with growers - Sarah will probably touch on that a little bit as well, but we do have direct trade programs. There's a slide a little bit further in, so I'll get in on that one. It's important, too, to avoid the turnover of some of our critical people, right? So, when we're training somebody in our group, there's an element where we've got to teach them how to “cup”.
Coffee, for example, not just on the spice side, but on the coffee side as well. And if we're going to spend the time and investment to train them, what can we do to make sure we keep people motivated and ready to engage? So we've developed some programs around that. And then, of course, bringing on new talent from the coffee industry. So, that's a piece that we've really, really increased in the last couple of years, and there's a piece on that a little bit later down, too.

Structure *THEN*: Duplication and Ineffectiveness

Plant A
QA
R&D
Regulatory
Sourcing
Plant B
QA
R&D
Regulatory
Sourcing
Plant C
QA
Regulatory

Structure *NOW*: Organizing for Excellence

Teams now work together from Portland, Torrance, and Houston.

Jonathan Waite
VP, Coffee
R&D
QA
Regulatory
Sourcing
Roasting
Grower Relations

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29

So, how did it look then? We had three plants eventually -- in 2009, we had all three. The Houston plant from the Sara Lee DSD coffee business acquisition was kind of a fractured acquisition. It was basically operations and there was no back-end piece to that. So, the only thing that came with that plant was the QA and the regulatory piece dedicated just to that facility. But for Torrance and for Portland, everybody operated completely independently of each other and there wasn't a lot of discussion between the groups. So what that resulted in was QA procedures that were in place and good, but they weren't consolidated into one; everybody was kind of doing their own thing.
The same thing applies with sourcing, which although the Torrance facility sourced Houston, because there was no backbone for that there, Portland was kind of left in the dark on that. So there was no leveraging of the volume we do. So, with 50 million pounds of coffee and more, there's an opportunity there to really leverage our buying power, and it wasn't being fully harnessed prior. So, we've taken all that today and we've merged all the groups together, as noted there, so that we could move forward with an organization that made sense.

Key Accomplishments to Date

- ✓ Reorganizing: keeping critical individuals and upgrading capabilities.
- ✓ Driving system efficiency and cost reduction.
- ✓ Upgrading products: Tea complete, iced coffee in process.
- ✓ Leading the training of over 1,000 sales people.
- ✓ Meeting the quality standards of several large new customers.
- ✓ Taking a key role in leading the industry.

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30

So, some of our key accomplishments today I've touched on -- the reorganizing piece, driving the efficiency and cost reduction, comes from the ability to merge QA, we don't have duplication, R&D doesn't have duplication, and we keep all of that in line. And with the sourcing piece, to make sure that we're getting the best deals possible there. Upgrading of products has been a big push company-wide, lots of people have been involved in those projects. The training of sales people -- there's a slide I'll get to on that one.

Driving Cost Savings & System Efficiency

- Improved Vendor Communication
- Strategic Sourcing
- Green Coffee Blend SKU Rationalization
- Green Coffee Blend Optimization
- Expanding to Spice

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31

Meeting the quality standards of several new customers - So, as things evolve, Farmer Brothers, in the past, was always a very mom-and-pop DSD organization, if you will. It's true that in the '80s we had an account, we had McDonalds, it was a big account and there were some here and there. But overall, it never really was out there to meet the needs of the customers. We did what we felt was right as a Company, and we didn't really have to answer to anybody, if you will, from some of the quality perspectives. Of course, we had customers that asked questions; we would answer those.
But now, with the new things in the world, with the Food Safety Modernization Act and some of the other things that are happening, we need to make sure that we're meeting the demands that our customers have now, and there's a lot more that goes into that now. In the past, sales people would go to accounts and they would give a presentation on what we had to offer.
Today, it's not just the salesperson that's going. Depending upon the account, we're sending people from the coffee department, we're sending people from QA, and we're sending people from R&D -- and all of those people are very heavily involved with the acquisition of these new accounts and the maintenance of existing accounts. So that's a very, very important change we've made, and in that also is taking a key role in leading the industry. And there's a slide further down, I'll touch on that as well
So, again, some of this is a bit repetitive, but driving cost savings and system efficiency are related, in this case, mostly to sourcing. So what we've been able to do, the last two days the green coffee team and the R&D team had a summit to discuss these exact matters. And so it was two full days, about nine hours each day, and we sat down and said, "What can we do as an organization to make this better?"
One of the key takeaways from that is to combine and consolidate all of our item numbers. One of the biggest problems we have today is that every item code at every facility is different. Houston has one system, Torrance has one system, and Portland has one system, but they’re the same coffees.
These are things that don't make sense from an organization standpoint and create complications in shifting, as Mike had mentioned earlier, in Jose's ability to shift production around. It causes a problem in shifting coffee around since it's not the same. So, with the Portland integration of JDE coming online in the next month, month-and-a-half, we'll be able to have better visibility of that, all the item codes will be the same, and we can easily move things between facilities. So, that’s very good.
And with that comes also the SKU rationalization of green blend. So, Mike touched briefly on that. We do have a lot of coffees and blends on the Houston side that came with Sara Lee DSD coffee business acquisition that are very, very similar to each other. And from an efficiency standpoint, which Jose can appreciate, we need to dial that down so that the plant can be more efficient on what it does, instead of film changeovers and coffee changeovers and roaster changeovers. So we're working as a group to try to help that as well.
In the meantime, we're also starting to look at how we can do that on the spice side. So, involving the culinary lab and the R&D on that side, what work we can do on spice blends to either make them more efficient or, in some cases, maybe different tiers of spice levels, different quality levels to satisfy all of our customer needs.

Coffee/Tea Training

- 5 Regionalized Trainings
- Nearly 1,000 New Coffee and Tea Experts
- Training Included Sales and Marketing

32

So, the coffee and tea training that we discussed. So, this, over the course of the last year now it's been, we started in November -- October or November of last year, we took everybody out in the field, including the national sales team and the DSD team, and we trained them to be coffee and tea experts. Training like this had never been done before. We invested a lot of money to make this happen and it was very, very successful. So, all 1,000 of those employees are now trained and certified in basic coffee and tea mastery, right?
So, we have plans to expand that, but what they did was they learned where coffee comes from, where tea comes from, how does it work, what are the qualities? And they actually participated through this in tests, took some tests. If they passed, they received the certification pin there. And as well they also cupped and tasted teas and coffees so that they could understand more the differences between the different grades and how they interact with each other. So, it was a very, very good event that occurred and hopefully in the near future we'll be able to build upon that some more.

Commitment to Quality in the Supply Chain

- Roughly 15 trips to origin (growers) per year
- Ensure sustainability and certifications
- Provide the opportunity for growers to improve their lifestyles and well-being
- Quality improvement
- Fair pricing
- Traceability
- Research under way for new Direct Trade program in Colombia

PROJECT DIRECT
FROM THE FARM
FOR THE FARMER

Farmer Brothers

33

The commitment to quality in the supply chain - basically, coffee is a commodity. It's grown overseas. We don't have a lot of history on it when it arrives in the plants. So we've taken steps to try to combat that, and we dispatch probably about eight or nine different employees in my group at different times to hit origin about 15 times a year.
Some of that's related to just checking on our suppliers and making sure the quality is correct, making sure that the farmers are doing what they're supposed to and that we're treating them right, ensuring sustainability and certification. So, there are certifications out there such as Rainforest Alliance and others, and we want to make sure that if we're buying those coffees for our customers that they're actually being certified correctly and coming from the right places.
Providing the opportunities for growers to improve their lifestyle - one of the things that Portland had implemented prior to the integration, which we're now actually embracing in the Houston facility for some customers, is what we call Project Direct. So, what Project Direct does is we have a direct relationship with farms and mills on the ground and then we use a separate importer to bring the coffee in, but the transaction occurs with that farmer.
And we're sending people down there to make sure that they're doing better things with quality, trying to improve the lives of their pickers and the harvesters, and all of that comes from us at a premium for the coffee. So, the more they show us quality-wise, the bigger of a premium we'll pay. And we have some pretty large customers that sponsor that and push that out to their customers.
It also allows us to keep on the quality improvement piece, so we're making sure that what's coming from origin, all the way through the shipping, makes it to Torrance, Houston or Portland the way it should be. Traceability, right?
So, traceability is becoming very, very important as well, including with the Food Safety Modernization Act, we need to make sure that what we're paying for and what we're getting is coming from where the people are saying it is. So there's a lot of paperwork involved in that, and there's also now, as many of you've seen, the customer demand for, "Where did this come from?" Right?
So, we saw that McDonald's actually created an app in Australia, I believe it was last year, where you could scan -- I can't remember, it might have been potatoes, but it was something they had -- but you could scan something and it would tell you right where that potato came from, right down to the farm. You could meet the farmer, learn all about how it got to where it got to. So, that was kind of their test to see how the customers react to this, but we're seeing this a lot more and more with the QR codes on smartphones. This is very important for us.
The direct trade program operates, I believe, in five countries. And we just started up another program in Colombia, working with both the Colombian Federation and local farmers and coops that we went out and visited and established relationships with. So it was quite an interesting project there, so now we're starting up with Colombia.

Hiring/Developing Great Talent: Examples

David Pohl
Director, R&D

- 12 years in the coffee industry; 10 Years Roasting
- Experience:
  - Fair Trade Certification
  - Head Roaster
  - Green Coffee Buyer
  - Plant Manager
  - Coffee QC
  - Product development
  - Barista
- Involvement
  - Roast Magazine, Editorial Advisory Board Member
  - Coffee Quality Institute Volunteer
  - Roasters Guild Member
  - Licensed Q and R Grader

Christian Rotsko
Roastmaster, Houston

- 9 years in the coffee industry
- 8 years roasting
- Positions:
  - Lead Production Roaster
  - Green coffee buyer
  - Coffee QC
  - Coffee Blend Development
  - Barista
- Involvement:
  - Licensed Q-Grader
  - International cupping judge
  - Roasters Guild Member

Brian Howard
Green Coffee Buyer/ Developer Portland

- 17 years in the coffee industry
- 12 years Green Coffee procurement and quality control
- Experience:
  - Green coffee buyer
  - Evaluation of green coffee
  - Sample roasting
  - Production roasting
  - Product development
  - Travel to origin
- Involvement:
  - Licensed Q-Grader

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So, we touched just a little bit on the developing and hiring of great talent and how do we maintain those people? So, over the last couple of years -- this was just a small sampling, by the way, of some of the people in the department. There's plenty of other people we've hired over time that have been doing a really, really good job. But notably, David Pohl, who is our Director of R&D now, overseeing both coffee and the spice side, came to us from a small little roastery in San Francisco and he's done an amazing job growing the business, working with customers, working with sales.
Christian Rotsko, who we actually just hired about a month-and-a-half ago, is right now on the road driving all of his belongings from here to Houston. I don't know exactly why he chose to move there, but good for him, because we now have a certified roast master in Houston. Christian comes from Intelligentsia. He has nine years in the industry and his primary function in Houston is to have somebody on the ground there that has a real handle on coffee and that works well with R&D so that we can really educate the Houston folks a little bit more on what coffee is all about. It's a piece that lacked there just because of the logistics of the plants, and now we're trying to patch that gap. And he's going to grow the team there and training everybody about the roasting side.
And then, Brian Howard, who is up in Portland, currently is overseeing the buying on the Portland side and making sure that the coffees up there are coming in as they should. In the next month-and-a-half to two months, his role will expand and Brian will oversee the coffee buying of the entire Company. So, he'll be in charge of that. He actually came to us from Boyd's Coffee.

He's been with us for about three years now or so and he has about 17 years in the coffee industry, doing everything from buying to roasting and working on those pieces. So, there’s lots and lots of talent, not just in these three guys, but also in the other group that we have as well.

Industry Leadership

- Specialty Coffee Association of America
- Coffee Quality Institute
- Cup of Excellence/Alliance for Coffee Excellence
- Roasters Guild
- Pacific Coast Coffee Association
- World Coffee Research
- Charitable Support

The marks displayed above are the properties of those organizations.

Farmer Brothers

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So, some of the key points to what makes us who we are in the coffee world, if you will, is industry leadership. W spend a lot of time and resources making sure that we have a firm foot in the industry. Whether it be some of the Prop 65 issues that California has seen, sustainability issues, farmer quality, weather changes, things along those lines, we want to make sure that we're in there as a company, because, after all, we are mostly coffee. That's our main business and we want to make sure that not only do we have a supply forever but we're doing everything we can to make the coffee world a better place.

SCAA Presidency

Paul Thornton

Director of Coffee

SPECIALTY COFFEE ASSOCIATION OF AMERICA

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So, these are some of the things that we work with industry-wide, so especially Coffee Association of America, has been around for several years, more specialty-based, making sure that there's a channel for how the specialty coffee market works. The Coffee Quality Institute hosts cuppings and also does things at origin to show farmers what their coffees are like, what they can get out of them, how they can improve them, also just standard competitions just to see who's doing the best at what.
That really goes hand in hand with the Cup of Excellence and the Alliance for Coffee Excellence, the same -- similar principal. The Roasters Guild, which we have several people in the group that are members of that, they get together and they do some fun things, but they also experiment with roasts and roasters and how we can roast better and come up with new blends and things along those lines.
The Pacific Coast Coffee Association, which Farmer Bros. has been a member of just about since the beginning, which was 1932. So, not to pick on Jose too much, but he knew it was coming. So, Jose Ramirez was actually part of the green coffee team and he had the opportunity to move to the manufacturing side as the VP of Manufacturing, which actually, as a Company, is a really, really good thing for us. Because of his knowledge of coffee it helps keep that bridge open between the coffee group and the manufacturing group, and he understands what our limitations are and that helps him out. But he's currently sitting in the Pacific Coast Coffee Association as their President, so he's pretty much in charge of that right now.

World Coffee Research, lots of scientific-based things. Mike Keown sits on the board. I don't know, are you the Chairman of that board or are you just on the board?

Mike Keown - Farmer Bros. Co. - President, CEO
Just on.

Jonathan Waite - Farmer Bros. Co. - Vice President of Coffee

Just on the board, okay. He's working his way up. Good. And then, General Charitable Support, which I assume Sarah will probably touch on a little bit.
Moving back to the SCA - not only do we have the Pacific Coast Coffee Association presidency this year, but we also have the Specialty Coffee Association presidency. So, Paul Thornton, who is our Director of Coffee and oversees the procurement piece, the coffee sustainability piece, and the direct trade programs, is currently the Specialty Coffee Association President. So, it's actually a very, very prestigious honor and we're glad to have that. He will maintain that chair until the annual meeting, which will occur in April of next year. So, all very, very good things.

How Does This Group Build the Business?

TARGET®

Farmer Brothers

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And so when you see all that, what do we do as a Company with all that? That's a lot of talent. That's a lot of industry events and things that are happening there. So, as a group, we go out -- and this is part of our training, so we wanted to show you how we leverage some of those things with one of our customers here. The web address for this video is http://www.youtube.com/watch?v=VkA5QhFQQiE
(YouTube VIDEO PLAYING)

Jonathan Waite - Farmer Bros. Co. - Vice President of Coffee

So, that was -- that Target video was shot by Target, utilizing our Portland facility, explaining a little bit more about coffee. And they ran it on -- and I'm assuming they still are running it on social media, YouTube, those kind of things, so it's out there for everybody to see and get a hold of. And again, it's a relationship that we've built over many, many years with Target -- with our QA folks, with our buying folks, and just really training them and making them be better as a company.
Before I turn it over to Sarah, I do want to mention one more thing. So, Mike had touched on Public Domain. Public Domain -- as a laboratory, if you will, in Portland, Oregon, is our coffee shop there. And they also were bounced around through some strange management channels, so today Public Domain ultimately does report to me, so we've brought all of that together. And the barista that was out there today is Kevin, and Kevin's actually our manager of Public Domain. He was promoted to the manager there in June and he's made a lot of good changes, great group working for him there. It's a great opportunity. Should you ever find yourself in Portland, it's in downtown and it would be a great place for you to stop by and see and meet Kevin and his group.

So, with that, I will give it to Sarah.

Sarah Beaubien - Farmer Bros. Co. - Director of Corporate Sustainability

Farmer Brothers®

2013 Sustainability Progress

December 2013

Good morning, everybody. It's great to be here this morning. And as Jonathan said, and Mike introduced me earlier, I'm going to be talking about sustainability today. And in just a couple of minutes I'm going to just do a broad stroke, paint our sustainability in broad strokes.
And I have a lot of people ask me, "What is sustainability exactly? Is it recycling?" Yes. "Is it philanthropy?" Yes. "Is it employee well-being?" Yes. "Is it saving electricity?" Yes. It's all of those things. And one simple way that I like to think about it is conducting our business in a way that meets the needs of today without compromising the welfare of tomorrow.

Sustainability: Background

- Prior to 2012, we had passionate employees doing good work with no overall corporate sustainability strategy.
- Working together, our efforts have put Farmer Brothers in the top tier of coffee companies in sustainability.
- This initiative is good for our Company, for the planet, and has been a compelling reason for customers to partner with Farmer Brothers.
- We expect considerably more progress in the next three years.

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And at Farmer Bros., until last year, we had a lot of projects for good around the Company, but we didn't -- they were very disjointed and they weren't aligned under one broader strategy. So, by weaving sustainability into the tapestry of our business, it not only allows us to have a greater impact, but it enhances our culture and our long-term viability. And I'm really excited about the traction that we've made over the past year-and-a-half or so.

Sustainability Categories

Upside

Easy to quantify | Hard to quantify

Downside

REVENUE
- Growth and innovation
- New revenue streams
- Market expansion
- Increased differentiation

BRAND (intangibles)
- Reputation, goodwill
- License to operate
- Energized workforce
- Competitive position

OPERATIONS (costs)
- Efficiency projects
- Waste/material reduction
- Continuous improvement
- Supplier engagement

RISK MANAGEMENT
- Supply chain responsibility
- Safety, employee welfare
- Limit liability, compliance
- Community engagement

Source: *Green to Gold* by Andrew Winston

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We typically think about sustainability in four general categories. On the top, we have revenue and brand, which have tremendous upside potential. And that includes things like innovation and market expansion and competitive position. On the bottom, we have operations and risk, which has unfortunately serious downside potential if we're not managing it well. And that includes things like our waste, our energy, and our liabilities. And my job is to make sure that we're guiding -- that I'm guiding or helping to guide and monitor success in all of those four areas. And over this past year I'm really excited about the traction that we've made.

2013 Sustainability Progress

Revenue

- Create revenue streams with waste diversion: burlap bags, coffee bags, & chaff
- Attract new customers with sustainability focus
- Grow volume with existing customers because of sustainability culture

Brand

- Establish leadership & reputation: councils, boards, & panels
- Published first sustainability report & case study carousel on website
- Align with reporting standard to prepare for verification
- Receive national accolades

Operations

- Save on high costs of landfill tipping fees & hauling waste
- Complete energy efficiency projects at roasteries & with fleet
- Improve water efficiency in Houston
- Engage suppliers through Sustainable Purchasing Policy & codes of conduct

Risk Management

- Secure raw materials for assured supply & predictable pricing
- Increase transparency & traceability with suppliers
- Engage in partnerships with new stewardship policy
- Take a pre-competitive approach, collaborate to solve issues

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Under revenue, we've been able to add some brand new revenue streams, including diverting our waste. We do have people paying us for our trash. As the saying goes, one man's trash is another man's treasure, so we've been able to get rebates on some of the things -- some of our recyclables, chaff, burlap bags, that type of thing. We also have a lot of favorable response on requests for proposal from prospects because of our sustainability initiatives. In the area of brand, we've done a lot to not only protect our brand, but improve our reputation through planning and communicating our sustainability story.
In the area of operations, you've heard it from Mike, you heard it from Mark, you heard it from Jonathan, that efficiency and resources management are on everybody's radar. And in the area of risk management, we're really focusing on assuring supply and coming up with predictable pricing. Some of the ways that we're doing this are collaborating with suppliers, non-government organizations, ad groups, I said suppliers, and then also even competitors in some situations, to solve some of the most critical issues in our industry.

2013 Sustainability Key Accomplishments

- Published first sustainability report for calendar year 2012 and updated content on website with sustainability case study carousel.
- Revised corporate stewardship policy to support supply chain stability with a focus on food security in partnership with World Coffee Research, Mercy Corps, Feeding America, Coffee Kids, and Ronald McDonald House Charities.
- Launched new recycling/composting program in Torrance, Houston, Portland, Oklahoma City, Northlake and Phoenix, including recycling all packaging waste from roasteries.
- In Torrance, replaced 2,260 light bulbs and submitted order for equalizer to reduce harmonic pollution—estimated to reduce energy usage by ~4% or $70,000, annually.
- Received national recognition in the areas of Community Impact, Economics, and Waste.

Farmer Brothers

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Some of the highlights from this past year, we've created -- or we've implemented a recycling and composting program at our largest facilities, here in Torrance, Houston, Portland, Oklahoma City, North Lake, and -- what am I forgetting? -- Phoenix. And then, the rest of the locations are quick to follow behind that.
And you've seen some of the sorting stations throughout the building where employees, whether they're working in the office or the manufacturing facility, can now compost and recycle commonly used items, but it also means that we've found an outlet for our packaging waste coming out of our roasteries. We've actually found a recycler that will pay us for that material, and they up-cycle it into corner boards for pallets.
Another thing that we've done over the past year is that we've rewritten and broadcast our new stewardship policy, which supports supply chain stability with a focus on food security or food insecurity. Not the type of food security that Jonathan was talking about with safe quality foods, but an endemic problem both domestically and internationally with people not having enough nourishment. So we're really trying to attack that issue through some preferred organizations. Feeding America, World Coffee Research, Coffee Kids, Ronald McDonald House, and Mercy Corps are our preferred organizations and we've really done a lot to reign that in and have more of an impact in those areas.
We have really put a focus, especially here in Torrance, on energy reduction. We replaced over 2,000 light bulbs with more efficient light bulbs and we're working on a harmonics project to try to save about 4% of our electricity in this building, which it's a kind of complicated story and way over my head and involves some math from high school, and I don't claim to understand it, but we hope it works.
And then finally, we've published our first sustainability report, which is just our first stab and a first pass at being able to put our story out there publicly, and we're currently working on the second one. So, we're just getting traction and I'm really excited to see where we go over the next short-term and then the long-term. Thank you.

Mark Nelson - Farmer Bros. Co. – Treasurer, CFO
Okay. At this point, we would like to open up the floor and see if there are any questions.